Exhibit 10.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SUPPLY AGREEMENT

This Supply Agreement is made and entered into as of this 7th day of January 2018,

Between:

(1)

Columbia Laboratories (Bermuda) Limited, a Bermuda corporation having its principal place of business at Canon‘s Court, 22 Victoria Street, PO Box HM 1179, Hamilton HM 12, Bermuda (the “Supplier”); and

(2)	Ares Trading S.A., a Swiss company with its principal place of business at Zone Industrielle de l’Ouriettaz, 1170 Aubonne, Switzerland (the “Purchaser”),each a “Party” and together, the “Parties”.

BACKGROUND:

(A)	The Supplier is engaged in, among other things, the manufacture and commercialization of drug products;
(B)	The Purchaser markets the Product in the Territory (as defined below);
(C)	The Supplier has previously supplied the Product to the Purchaser pursuant to the Existing License and Supply Agreement (as defined below);
(D)

This Supply Agreement terminates the Existing License and Supply Agreement with effect from the Effective Date (as defined below) and sets out the terms on which the Purchaser will purchase the Products from the Supplier with effect from the Effective Date.

In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1.	Definitions

As used in this Supply Agreement, the following terms (except as otherwise expressly provided or unless the context otherwise requires) shall have the respective meanings set forth below (it being understood that the terms defined in this Supply Agreement shall include the singular number in the plural, and the plural number in the singular):

1.1

“Affiliate” shall mean any corporation or other business entity that either directly or indirectly controls a Party, is controlled by such Party, or is under common control of such Party. As used herein, the term “control” means possession of the power to direct or cause the direction of the management and policies of a corporation or other entity whether through the ownership of voting securities, by contract or otherwise.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.2

“Agreed Interest Rate” shall mean the three (3) month London Interbank Offered Rate (LIBOR) (or if such rate ceases to exist the nearest comparable rate) plus two per cent (2%) calculated on a daily basis.

1.3	“Agreement Date” shall mean the date on which this Supply Agreement is signed by both Parties as set out above.
1.4	“Amended Product” shall mean as defined in Section 2.4.
1.5

“Applicable Laws” shall mean all applicable statutes, laws, rules, ordinances, regulations, directives, orders and guidelines (including any amendments, extensions or replacements thereto) inside or outside the Territory that apply to the performance of either Party’s obligations under this Supply Agreement.

1.6	“Calendar Year” shall mean a period commencing on January 1 and ending on December 31.
1.7	“Capacity Increase Project” shall mean as defined in Section 3.4.1.
1.8	“Certificate of Analysis” shall mean a certificate in the form set out in the example which is scheduled to the Technical Quality Agreement.
1.9

“Compliance File” shall mean the Supplier’s (or its Affiliate’s or Subcontractor‘s) internal document for each market within the Territory comprising parts of the registered CMC dossier and/or the manufacturing and packaging instructions, analytical specifications of raw materials, in-process and finished Product used to produce the Package Configuration.

1.10

“Confidential Information” shall mean all information and/or technical data which is disclosed by one Party to the other Party pursuant to this Agreement which the disclosing Party treats as confidential and identifies as such, other than: (i) information known to the receiving Party or its Affiliates prior to the disclosure of such information to such Party, provided said prior knowledge is supportable by documentary evidence; (ii) information which at the time of the disclosure is, or thereafter becomes, generally known to the public, provided that such public knowledge does not result from any act or disclosure by the receiving party or one of its Affiliates in violation of the terms of this Agreement; (iii) information which can be shown to be independently discovered, after the date hereof, by a Party, or one of its Affiliates, without the aid, application or use of the disclosed information; or (iv) information obtained by the receiving party from a third party which is determined to be in lawful possession of such information, provided such third party is not in violation of any contractual or legal obligation to the disclosing party or one of its Affiliates with respect to such information.

1.11	“Disclosing Party” means the Party which discloses Confidential Information to the other Party.
1.12	“Effective Date” shall mean July 1 2020.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.13	“Equipment” means molds, tooling, parts, assembly line parts or other equipment required for the manufacture of the Products.
1.14

“Existing License and Supply Agreement” shall mean the License and Supply Agreement dated as of May 20, 1999, which agreement was (i) amended and restated as of June 4, 2002; (ii) amended by Amendment No. 1 to the First Amended and Restated License and Supply Agreement, dated December 21, 2006; (iii) amended and restated as of May 14, 2010; (iv) amended by Amendment No. 1 to the Second Amended and Restated License and Supply Agreement dated April 4, 2013; and (v) amended by Amendment No. 2 to the Second Amended and Restated License and Supply Agreement dated December 12, 2016.

1.15

“Good Manufacturing Practice” or “GMP” or “cGMP” shall mean current good manufacturing practices and general biological products standards promulgated under and in accordance with the EEC Guide to Good Manufacturing Practices for Medicinal Products promulgated under the European Commission Directive 2003/94/EC of 8 October 2003 (laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use).  For the avoidance of doubt, Good Manufacturing Practice shall not include the United States Federal Food Drug and Cosmetic Act Title 21 of the U.S. Code of Federal Regulations, Parts 210, 211, 600, 601 and 610 or any other regulation applicable in the United States and the Products shall not be manufactured in accordance with such regulations.

1.16	“Guaranteed Product Unit Volumes” means the minimum quantities of Product Units to be purchased by the Purchaser as set out in Schedule 3.
1.17	“Initial Term” shall mean as defined in Section 12.2.
1.18	“Intellectual Property Rights” shall mean trade secrets, trademarks, tradenames, logos, trade dress, graphics, designs, patents, copyrights or other proprietary rights.
1.19

“Key Performance Indicators” and “KPIs” shall mean the key performance indicators to be agreed between the Parties in accordance with Section 2.10 from time to time (in the form of the example included in Schedule 4 at the Agreement Date) and set out in Schedule 4.

1.20

“Legal Requirement” means any present or future law, regulation, directive, instruction, direction or rule of any Regulatory Authority including any amendment, extension or replacement thereof which is from time to time in force.

1.21

“Losses” shall mean any and all liabilities, damages, losses and expenses (including reasonable lawyers’ and professional fees and disbursements and other expenses of litigation, arbitration or investigation). In calculating “Losses”, the duty to mitigate on the part of the Party suffering the Losses shall be taken into account.

1.22

“Marketing Authorisations” shall mean with respect to any country, extra-national territory, province, state or other regulatory jurisdiction in the Territory, any and all approvals, licenses, registrations or authorisations of any Regulatory Authority

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

necessary in order to commercially distribute, sell, manufacture, import, export, or market a product in such country, state, province or some or all of such extra-national territory or regulatory jurisdiction in the Territory.

1.23

“New Compliance Tests” shall mean new compliance tests which have been discussed by the Parties prior to the Agreement Date concerning [***] to be agreed in writing between the Parties and which the Purchaser would like the Supplier to implement in accordance with the terms of Section 5.3.

1.24

“Package Configuration” shall mean an agreed quantity (as stated in the Specifications) of Product Units assembled in a labeled carton ready for sale or Product Units placed in a shipping carton in bulk for final packaging at a facility of the Purchaser in accordance with the Specifications.

1.25	“Product” shall mean progesterone vaginal gel containing progesterone in a concentration of eight percent (8%) w/w (mass/mass) with the current applicator.
1.26	“Product Unit” shall mean a Product packaged in a single disposable vaginal applicator in a foil wrapper.
1.27	“Purchase Order” shall mean as defined in Section 3.2.
1.28	“Purchase Price” shall mean the purchase price for each Product Unit determined in accordance with Schedule 2.
1.29	“Production Forecast” shall mean the forecast of its requirements for Package Configurations provided by the Purchaser to the Supplier in accordance with Section 3.1
1.30	“Recipient Party” means the Party which receives Confidential Information from the other Party.
1.31

“Regulatory Authority” shall mean any national, supranational, regional, state or local regulatory agency, department, bureau, commission, council or other governmental entity in any country having jurisdiction over any of the activities contemplated by this Supply Agreement or over the Parties including but not limited to the granting of registrations, approvals and licenses for the manufacture and supply of the Product.

1.32	“Shipping Agreement” means the agreement to be entered into by the Parties in the form agreed between them relating to the shipment of Products and related materials as provided in Section 2.9.
1.33

“Specifications” shall mean the specifications for the Package Configuration in each applicable country in the Territory (including serialization and/or aggregation of the Package Configuration where applicable) as included in the Compliance File in the data room established by the Supplier and agreed by the Purchaser.  A copy of the contents of the data room has been provided to each Party on a memory stick on the Agreement Date.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.34	“Stock” shall mean as defined in Section 3.3.
1.35	“Subcontractor” means any Third Party subcontractor appointed by the Supplier to manufacture and/or supply the Product.
1.36

“Supply Agreement” shall mean this document including any and all schedules, appendices and other addenda to it as may be added and/or amended from time to time in accordance with the provisions of this document.

1.37

“Technical Quality Agreement” means the updated technical and quality agreement signed by representatives of the Parties and dated on or about the Agreement Date or such other technical and/or quality agreement as may be agreed by the Parties in writing from time to time.

1.38

“Technology” shall mean all pharmacological, toxicological, preclinical, clinical, technical or other information, data and analysis and know-how relating to the registration, manufacture, packaging, use, marketing and sale of the Product (including, without limitation, all works copyrighted by the Supplier) and all proprietary rights relating thereto owned by the Supplier or its Affiliates or to which the Supplier or its Affiliates has assignable rights, whether prior to or after the Effective Date, and relating or pertaining to the Product but shall exclude  the equipment owned by the Supplier or its Subcontractors which is used by it’s the Supplier or its Subcontractors for the production of the Product and which is located at the premises of the Supplier or such Subcontractors.

1.39	“Term” shall mean the Initial Term and any extension of the Initial Term agreed by the Parties in accordance with Section 12.3.
1.40	“Territory” shall mean all countries and territories of the world except for the United States.
1.41	“Third Party” shall mean any person other than the Supplier or the Purchaser or an Affiliate of either of them.
1.42	“Trademarks” shall mean the trademarks “CRINONE” and “ONE-CRINONE” for use on cosmetic and pharmaceutical products used primarily for progesterone supplementation as set forth in Schedule 1.
1.43	“United States” shall mean the several United States of America and its territories and possessions.
1.44	In this Agreement:
1.44.1

unless the context otherwise requires all references to a particular Section, paragraph or Schedule shall be a reference to that Section, paragraph or Schedule, in or to this Supply Agreement as it may be amended from time to time pursuant to this Supply Agreement;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.44.2	the table of contents and headings are inserted for convenience only and shall not affect the interpretation of any provision of this Supply Agreement;
1.44.3	unless the contrary intention appears, words importing the masculine gender shall include the feminine and vice versa and words in the singular include the plural and vice versa;
1.44.4

unless the contrary intention appears, words denoting persons shall include any individual, partnership, company, corporation, joint venture, trust, association, organisation or other entity, in each case whether or not having separate legal personality;

1.44.5	reference to the words “include” or “including” are to be construed without the limitation to the generality of the preceding words;
1.44.6	unless expressly stated otherwise reference to “dollars” or “$” will mean United States dollars; and
1.44.7	reference to any statute or regulation includes any modification or re-enactment of that statute or regulation.
2.	Supply
2.1

Manufacture and Supply.  During the Term, the Supplier shall manufacture or have manufactured and shall supply to the Purchaser, its Affiliates and sub-licensees such quantities of the Package Configurations as the Purchaser may order from time to time in accordance with the terms of this Supply Agreement.

2.2

Supplier Exclusivity Undertakings.  During the Term, the Supplier undertakes not to manufacture or sell to another party in the Territory any vaginal gel product containing progesterone.  For the avoidance of any doubt:

2.2.1	the Supplier is not restricted from developing, licensing, manufacturing or selling other hormones or drugs; and
2.2.2	nothing in this Section 2.2 shall be interpreted to restrict the Supplier’s right to manufacture Product in the Territory for sale outside the Territory.
2.2.3	the Supplier represents that as of the Agreement Date, it has not entered into any arrangement which would contravene the intentions of this Section 2.2.
2.3

Purchaser Exclusivity Undertakings.  During the Term, the Purchaser undertakes to obtain its entire requirement for the Product (and any Amended Product or replacement product which is supplied by the Supplier to the Purchaser pursuant to this Supply Agreement) from the Supplier on the terms and conditions of this Supply Agreement  provided that the Purchaser shall be entitled to purchase quantities of Product from a second source supplier if the Supplier is unable to supply the Product in accordance with the terms and conditions of this Supply Agreement solely to the extent that the Supplier is unable to supply such Products.  For the avoidance of doubt, the restriction set out in this Section 2.3 shall not apply to the appointment of a second source supplier appointed by the Purchaser to ensure the continued supply of

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the Product as permitted by this Section 2.3 to the extent that the Supplier is unable to supply the Product in accordance with the terms and conditions of this Supply Agreement.
2.4

Improvements, Amendments or Changes to Products.  If at any time the Purchaser wishes to make any improvements or amendments to the Product or to make any changes to the Product (the “Amended Product”) the following provisions shall apply:

2.4.1

the Purchaser shall notify the Supplier in writing setting out in reasonable detail information concerning the proposed improvement, amendment or change and the timescale within which the Purchaser wishes to receive supplies of the Amended Product;

2.4.2

within two (2) weeks of receipt of a notice from the Purchaser in accordance with Section 2.4.1, the Supplier shall notify the Purchaser whether or not the Supplier is interested in supplying the Amended Product;

2.4.3

if the Supplier notifies the Purchaser in accordance with Section 2.4.2 that it is interested in supplying the Amended Product, the Parties shall discuss and agree in good faith the improvements, amendments or changes to be made to the Product and the terms (including the price) on which the Product can be supplied by the Supplier to the Purchaser and the Supplier shall make an offer to the Purchaser setting out the terms on which it would be prepared to supply the Amended Product within eight (8) weeks of the date of the notification provided by the Supplier pursuant to Section 2.4.2.

2.4.4

the Purchaser may request other suppliers to provide quotes for the supply of the Amended Product.  If [***]which the Supplier has offered to supply the Amended Product in accordance with Section 2.4.3, the Purchaser shall notify the Supplier [***]the Amended Products provided for the avoidance of doubt that the Purchaser shall not be obliged to provide details of the names of the alternative suppliers to the Supplier.  If the Supplier notifies the Purchaser that it agrees to supply the Amended Products [***] from the Supplier at such prices and on such terms.  [***], the Purchaser may purchase the Amended Product from the alternative supplier.

2.4.5

If the Supplier notifies the Purchaser that it does not wish to supply the Amended Product to the Purchaser or the  Purchaser is entitled to appoint an alternative supplier for the supply of the Amended Product [***], the provisions of Section 2.2 shall cease to apply with effect from the date on which the Purchaser commences the sale of the Amended Product manufactured by an alternative supplier and the Supplier will be entitled to supply products equivalent to the Amended Products and any other vaginal gel product containing progesterone (including for the avoidance of doubt the Product) to any Third Parties. For the sake of clarity, the Supplier will continue to manufacture and supply the Purchaser’s requirements of the Product until this Agreement expires or is otherwise terminated.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.5

Subcontractors.  Subject to the prior written consent of the Purchaser (such consent not to be unreasonably withheld, delayed or conditioned), the Supplier may subcontract all or part of the activities to be performed by it under this Supply Agreement to any Subcontractor provided that the subcontracting of any activities shall not relieve the Supplier of, and the Supplier shall remain solely liable for, its obligations under this Supply Agreement.  As at the Agreement Date the Purchaser acknowledges that the Supplier subcontracts all of part of the activities to be performed by it under this Supply Agreement to [***] and the Purchaser hereby consents to the use of such Subcontractors by the Supplier.

2.6

Technical Quality Agreement.  The Supplier shall, and shall cause its Subcontractors to, perform the quality control and quality assurance testing specified in the Technical Quality Agreement. Unless otherwise explicitly agreed to by the Parties in a written document which acknowledges an exception or amendment to this Agreement:

2.6.1

the Technical Quality Agreement shall control the allocation of responsibilities for the purposes of GMP (including the rights for Merck and Juniper to undertake a joint audit or to appoint any person to undertake an audit); and

2.6.2

this Supply Agreement shall control in all respects except as set out in Section 2.6.1, if any term or condition of the Technical Quality Agreement conflicts with or is otherwise inconsistent with, any term of this Supply Agreement.

2.7

Packaging and Labelling. Product in Package Configuration shall be assembled by the Supplier so as to comply with the packaging and labeling requirements set forth by the relevant Regulatory Authorities as set out in the Specifications.

2.8

Responsibilities of the Purchaser Following Delivery.  The Purchaser shall be responsible for all further activities following collection by the Purchaser of any quantity of Product, including all shipping, transportation and certification of the relevant Product, necessary to import such quantity of the relevant Product into any country in the Territory and otherwise distributing, storing, handling, offering for sale and selling the Product in the Territory (or any part thereof) as set out in the Shipping Agreement.

2.9

Shipping.  The Supplier shall deliver Product to the Purchaser Free Carrier (manufacturing facilities of [***]) and Ex Works (manufacturing facilities [***]) (Incoterms® 2010). Delivery shall occur and all risk in the Product shall transfer from the Supplier to the Purchaser upon acceptance of the Product by the Purchaser’s transportation contractor. The Purchaser shall be responsible for all risk in transporting the Product to, and unloading the Product at, the point of delivery. The Supplier and the Purchaser shall enter into a Shipping Agreement within thirty (30) days of the Agreement Date setting out full shipping and delivery terms. For the avoidance of doubt, where Products are delivered Free Carrier (manufacturing facilities of [***]), the Supplier will organize the export formalities and organize the pickup with the subcontractor transporting the Products in accordance with the Free Carrier Incoterms® 2010.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.10

Key Performance Indicators. Within thirty (30) days of the Agreement Date, the Parties shall agree the initial KPIs in writing and shall incorporate the KPIs in Schedule 4. The Parties shall agree upon the relative importance of the KPIs by classifying each KPI with a designation of “minor”, “major” and “critical”. The Parties shall agree in good faith by January of each year the performance level objectives of the Supplier for the following year. The performance level objectives shall be established for individual KPIs and for overall performance and on the basis of actual and past performance, and shall be expressed in measurable values. In addition, minimum acceptance levels that are reflected by the KPI colour code “red” in Schedule 4, shall be agreed upon for all critical KPIs and for overall performance. The Supplier shall use its commercially reasonable efforts to meet the overall minimum acceptance levels of the KPIs and the minimum acceptable levels for each of the critical KPIs during the Term. The Purchaser may request the establishment of reasonable additional mutually agreed KPIs from time to time, which shall be incorporated in Schedule 4 by mutual written agreement of both Parties. Notwithstanding the Supplier’s use of its commercially reasonable efforts, if at any time the Supplier’s overall performance or performance for critical KPIs falls below the established minimum acceptance levels, the Purchaser may provide the Supplier with written notice of the Supplier’s under-performance in specific detail, and the Supplier shall promptly use its commercially reasonable efforts to correct such detailed under-performance.

3.	FORECASTS, ORDERS, DELIVERY AND ACCEPTANCE
3.1	Production Forecasts.
3.1.1

The Purchaser will provide the Supplier with, before the fifteenth (15th) day of each calendar month, a non-binding, Production Forecast of the Purchaser’s and its Affiliates’ requirements for Product for each country in the Territory in which the Product is marketed for the next following eighteen (18) month period.

3.1.2

The first four (4) months of the Production Forecast (being each of the four (4) months immediately following the month in which the Production Forecast is provided to the Supplier) shall be binding and the Purchaser shall be considered to have placed firm orders for the quantities of Product specified in the Production Forecast for such months.  The last fourteen (14) months of the Production Forecast shall be provided by the Purchaser to the Supplier for information for use by the Supplier to determine the quantities of raw materials it requires and the amount of raw material inventory, work in process and completed inventory of Product it should create.

3.2

Issue of Purchase Orders.  The Purchaser shall issue to the Supplier a formal purchase order (a “Purchase Order”) showing the total quantity of Product required in each calendar month at least one hundred and twenty (120) days prior to the requested delivery date and method of transportation.  If the Purchaser wishes to amend a firm order set out in a Production Forecast for which a Purchase Order has been placed, it may notify the Supplier of such amended quantities provided that such notice is

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

received by the Supplier during the first three (3) weeks following the date of receipt of the relevant Production Forecast by the Supplier.    The Supplier shall within ten (10) business days of receipt of a Purchase Order from the Purchaser give written notice to the Purchaser of the date by when the Supplier will be able to fulfil such Purchase Order.  The Supplier shall use its commercially reasonable efforts to deliver the quantities of Product described in a Purchase Order to the Purchaser and its Affiliates one hundred and twenty (120) days from the date of such order and the Supplier shall use its commercially reasonable efforts to supply any order for Product in excess of the relevant Production Forecast.

3.3

Inventory.  The Purchaser acknowledges that the Supplier will use the first twelve (12) months of the eighteen (18) month forecast set out in the Production Forecast to create inventory of raw materials, work in progress and finished product (“Stock”).  The provisions of this Section 3.3 shall apply in the event that (i) the Purchaser reduces its requirement for or no longer intends to sell the Product anywhere in the Territory; or (ii) where the Purchaser reduces its requirement for or no longer intends to sell the Product in a particular country or market in the Territory in circumstances where it is unlikely that the Supplier will be able to use the Stock.

3.3.1

Following the Purchaser reducing its requirement for or no longer intending to sell the Product anywhere in the Territory or the Purchaser reducing its requirement for or no longer intending to sell the Product in a particular country or market in the Territory, the Supplier shall send an invoice to the Purchaser for an amount calculated in accordance with Section 3.3.2 and shall confirm to the Purchaser in writing that the Stock which is the subject of the invoice is either held as inventory by the Supplier or its Subcontractors or that the Supplier and/or its Subcontractors have committed to purchase the Stock.  Unless the Supplier or its Subcontractors are able to use such Stock for the manufacture of other products within a reasonable time scale, the Purchaser shall be obliged to pay the invoice in accordance with the provisions of Section 5.5.

3.3.2	The amount payable in accordance with Section 3.3.1 shall be, in respect of Stocks of:
(a)	Noveon and Active Pharmaceutical Ingredients, the cost of such Stocks as required to manufacture Products to cover the first twelve (12) months of the Production Forecast received from the Purchaser;
(b)	Foils, the cost of such Stocks as required to manufacture Products to cover the first six (6) months of the Production Forecast received from the Purchaser;
(c)	Cartons and leaflets, the cost of such Stocks as required to manufacture Products to cover the first four (4) months of the Production Forecast received from the Purchaser;

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(d)	Finished Product and work in progress, the cost of such Stocks as required to manufacture Products to cover the first four (4) months of the Production Forecast received from the Purchaser;
(e)	All other miscellaneous items, the costs of such Stocks for such period as will be agreed by the Parties in good faith.

Stocks in addition to that referred to in paragraphs (a) to (e) above may be purchased by the Supplier at its own risk and the Supplier will only be reimbursed by the Purchaser for the costs of any such Stocks if the Purchaser agrees in writing.

3.4	Capacity Increase Project.
3.4.1

As at the Agreement Date the Supplier is undertaking a project to increase its production capacity which will result in it having bulk gel, applicator filling, flow wrapping and final packaging capacity for the production of up to [***] Product Units per annum (the “Capacity Increase Project”). The Parties will work together to (and the Supplier will request that its Subcontractors) seek to complete the Capacity Increase Project as soon as practicable and it is anticipated that the Capacity Increase Project will be completed by [***]. Upon receipt of the Purchaser’s reasonable request in writing, the Supplier shall provide the Purchaser with regular updates on the progress of the Capacity Increase Project and in particular the expected completion date.

3.4.2

If completion of the Capacity Increase Project is materially delayed, the Supplier shall notify the Purchaser in writing of such delay and provide an expected completion date for completion of the Capacity Increase Project.  The Supplier shall use its reasonable efforts (including arranging for extra shifts and overtime to be worked by relevant employees and for such other reasonable and feasible steps as may be agreed by the Parties to be taken at the Supplier’s cost) to provide the Purchaser with additional services and Products to ensure that the Supplier is able to supply quantities of Products to the Purchaser in accordance with the Production Forecasts provided by the Purchaser in accordance with Section 3.1.  The Purchaser acknowledges that the completion date for the Capacity Increase Project cannot be guaranteed by the Supplier and that in particular delays may result from action taken (or failure to take action) by Regulatory Authorities or other government and local authorities.  The Supplier shall have no liability to the Purchaser as a result of the Capacity Increase Project not being completed by any particular date.

3.4.3

Following completion of the Capacity Increase Project, the Supplier shall use its commercially reasonable efforts to ensure that at all times during the Term it and its Subcontractors have sufficient capacity to produce Products as required to satisfy the forecast set out in Schedule 3.  At no time during the Term will the Supplier be obliged to supply more than [***] Product Units per annum, unless otherwise agreed between the Parties.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

3.5

The Supplier shall manufacture the bulk Product in [***] batches, unless otherwise agreed between the Parties. In the event that the Parties wish to agree any alternative batch size for any bulk Product, the Parties shall negotiate an adjusted price for such batches in good faith.

4.	DEFECTIVE PRODUCTS
4.1	Defective Products.
4.1.1

Following collection of a shipment of a Product from the Supplier, the Purchaser or its designated agent shall, within forty five (45) calendar days, carry out an inspection (as defined below) of such Product to ensure that the Product does not have any defects and is accompanied by an associated Certificate of Analysis, and if such Product shows any defects shall promptly notify rejection of the Products to the Supplier in writing along with any possible documentary evidence.  If the Purchaser does not notify Supplier of rejection of such Products within such forty five (45) calendar days, such Products shall be deemed not to have defects.

4.1.2	For the purposes of this Supply Agreement, “inspection” shall mean:
(a)

comparing the applicable Purchase Order against the documentation accompanying the Products collected to verify that the delivery date, identity, quantity and exterior shipment labelling comply with the order;

(b)	verifying that the Certificate of Analysis for the relevant Products collected states that the Product conforms in all material respects to the applicable Specifications; and
(c)	visually inspecting the exterior of the Products collected to verify that the Products collected appear to be in good condition.

For the avoidance of doubt, the Supplier shall only be liable for any defect to the Product which occurred prior to the collection of the Product by the Purchaser and the Purchaser shall be liable for any defect which occurred after the collection of the Product by the Purchaser.

4.1.3

Notwithstanding the foregoing, for a period of one hundred and eighty (180) days following delivery of the Product to the Purchaser, the Purchaser shall be entitled to promptly notify rejection of the Products to the Supplier in writing in the event that the Purchaser discovers any latent defect in a Product which renders the relevant Product unusable or unsaleable, if such defect could not reasonably have been discovered by inspection. In the event that such a latent defect is discovered, the Purchaser shall notify the Supplier in writing of such defect and rejection of the relevant Products, along with a comprehensive report setting out all relevant details of the latent defect and any investigations undertaken by the Purchaser or any other person in respect of such latent defect. For the purposes of this Section 4.1.3, a latent defect shall be any

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

failure to meet the Specifications that exists at the time of delivery and only manifests itself at a later date. This Section 4.1.3 shall not apply to any Product that has been modified and/or reprocessed by the Purchaser, any Affiliate of the Purchaser or any Third Party.

4.1.4

Within ten (10) calendar days of receipt by the Supplier of a notice of rejection from the Purchaser in accordance with Section 4.1.1 or Section 4.1.3 the Supplier shall indicate in writing to the Purchaser whether the Supplier is issuing a return authorisation or not.  In the event that a return authorisation is so issued the Purchaser shall either destroy or return to the Supplier as stated in the return authorisation (in either case at the Supplier’s expense) the quantities of the Product in question and the Supplier shall replace such quantities within one hundred and twenty (120) calendar days.  If payment in respect of such quantities of the Product is outstanding, it shall be postponed until such replacement quantities of the Product are received and accepted by the Purchaser in accordance with this Section 4.

4.1.5

After receipt of any rejection notice from the Purchaser pursuant to Section 4.1.1 or Section 4.1.3, if the Supplier does not issue a return authorisation under Section 4.1.4, and if the relevant defect relates to non-compliance with the Specification, the Supplier shall analyse a retained sample of any batch of the Product rejected by the Purchaser for non-conformity with the Specifications within thirty (30) calendar days of receipt of such notice, and present its findings with respect to such quantity of the Product to the Purchaser.  If such tests confirm non-conformity with the Specification, the Supplier shall promptly supply to the Purchaser (at the Supplier’s cost and expense) a conforming batch in the same quantity as the rejected batch.  If the Parties cannot agree on whether the batch of Product in question conforms to the Specifications, an independent qualified laboratory reasonably acceptable to both Parties, and at a cost to be borne by the Party found to be in error, shall analyse both the Purchaser’s and the Supplier’s samples of the Product from the batch in question, and the definitive results of such laboratory shall be final and binding on the Parties.  If the batch of the Product in question is determined to be non-conforming, such non-conforming batch shall be held for the Supplier’s disposal, or shall be returned to the Supplier, in each case at the Supplier’s expense, as directed by the Supplier no later than fifteen (15) calendar days following such determination.  The Supplier shall replace each non-conforming batch of the Product, or the non-conforming portion thereof, with conforming Product within one hundred and twenty (120) calendar days.  If the batch of the Product in question is determined to be conforming and provided that the Certificate of Analysis did not indicate it to be non-conforming, such batch of the Product shall remain with or be returned to the Purchaser at the Purchaser’s cost and expense.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.	Price and Payment Terms
5.1	Purchase Price.
5.1.1

The Purchaser shall pay the Supplier the Purchase Price for each Product Unit in a specific Package Configuration as set out in Schedule 2.  Such Purchase Price shall apply with effect from the Effective Date. Prior to the Effective Date the purchase price shall be determined in accordance with the Existing License and Supply Agreement.

5.1.2	By:
(a)

June 1 2020, the Supplier shall calculate the Purchase Price for each Package Configuration to be provided by the Supplier to the Purchaser which will apply for the period from July 1 2020 to December 31 2020; and

(b)

December 1 of each Calendar Year commencing on December 1 2020, the Supplier shall calculate the Purchase Price for each Package Configuration to be provided by the Supplier to the Purchaser which will apply for the next following Calendar Year

In each case taking into account any adjustments to be made to the Purchase Price in accordance with Sections 5.3, 5.6, 5.8, 5.9 and 5.10 and the Supplier shall notify the Purchaser in writing of the Purchase Price which will apply for each Product Unit in a specific Package Configuration for the next following Calendar Year.

5.1.3

If the Purchaser wishes to purchase a Package Configuration which is not listed in Schedule 2, then the Parties shall agree the details of the new Package Configuration and shall negotiate and agree in good faith the Purchase Price which will apply to such Package Configuration.  Following agreement of the Parties Schedule 2 shall be amended to include the Purchase Price for the new Package Configuration by both Parties signing a revised version of Schedule 2.

5.2	Guaranteed Product Unit Volumes.
5.2.1	In each of the Calendar Years 2021, 2022, 2023 and 2024 the Purchaser undertakes to purchase from the Supplier the Guaranteed Product Unit Volumes.
5.2.2

If in any Calendar Year the actual volumes of Product Units supplied by the Supplier are less than the Guaranteed Product Unit Volumes applicable for that Calendar Year, the Purchaser shall pay to the Supplier an additional fee equal to [***].

5.2.3	The additional fee referred to in Section 5.2.2 shall be payable by the Purchaser and invoiced by the Supplier following the end of each Calendar

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Year to which the Guaranteed Product Unit Volume applies except that, if the Production Forecasts provided by the Purchaser and/or the low volumes of Product Units ordered by the Purchaser indicate that the Purchaser will not purchase volumes of Product Units equal to the Guaranteed Product Unit Volumes in any Calendar Year, the Supplier shall be entitled to raise invoices for the Guaranteed Product Unit Volumes at any time from the date on which it is evident that the Purchaser will not purchase volumes of Product Units equal to the Guaranteed Product Unit Volumes and the Purchaser shall pay such invoices in accordance with Section 5.5.

5.2.4

For the avoidance of doubt, if for example, the Purchaser discontinues the sales of Products (as may be evidenced by the Purchaser not ordering any Products or reducing its forecasts for Products to zero), the Supplier shall be entitled to raise an invoice and to receive payment in accordance with this Section 5.2 for all Calendar Years during which it is anticipated that volumes of Product Units equal to the Guaranteed Product Unit Volumes will not be purchased from the date that sales of Products are discontinued or from the date of the relevant Production Forecast and shall not be required to delay raising an invoice for such amounts until the relevant Calendar Year.

5.2.5

In the event that the Supplier raises any invoice in respect of any Guaranteed Product Unit Volumes for any future Calendar Year in accordance with Sections 5.2.3 and 5.2.4, the Purchaser shall be entitled to a reduction in the overall amount due for such Guaranteed Product Unit Volumes equal [***] for each year in advance that such amount is invoiced. By way of example, in the event that in 2021 only [***] Product Units are ordered by the Purchaser and Production Forecasts or discontinuance of sales of the Product by the Purchaser indicate that no further orders for Product will be placed by Purchaser, the Supplier shall be entitled to raise an invoice in respect of [***] Product Units for 2021, [***] Product Units for 2022, [***] Product Units for 2023 and [***] Product Units for 2024. The payments due from the Purchaser on these amounts would be calculated as follows:

2021: [***]

2022: [***]

2023: [***]

2024: [***]

5.3

New Compliance Tests.  The Parties acknowledge that the Purchase Price set out in Schedule 2 includes an allowance for the New Compliance Tests that are agreed between the Parties.  The Parties will contribute and provide such resources as may reasonably be required to [***], subject to the provisions of Section 5.10 which will apply to any changes or amendments referred to in that Section.  If the implementation of the New Compliance Tests by the Supplier results in an increase in the number of batch failures (meaning that more batches fail the New Compliance

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Tests than failed the compliance tests in existence before implementation of the New Compliance Tests) the Parties shall negotiate in good faith an increase to the Purchase Price to reflect the increased costs incurred by the Supplier as a result of the increased failure rates from the New Compliance Batches and Schedule 2 shall be amended accordingly.

5.4	Invoices. The Supplier shall send the Purchaser an invoice for all Product Units collected by the Purchaser immediately following collection of the Product Units by the Purchaser.
5.5

Payment of Invoices.  Any invoice issued by the Supplier pursuant to this Section 5.5 shall be payable in U.S. dollars forty five (45) days after the date of receipt by the Purchaser of an invoice for such Product.

5.6

Increase in Consumer Price Index.  On January 1 of each Calendar Year during the Term, if the total increase in the UK Consumer Price Index as published by the UK Office of National Statistics all item data series D7BT (the “UK CPI”) has increased by more than [***] during the period from the Agreement Date or the date in the Calendar Year on which this calculation was previously undertaken, then the Purchase Price will be increased by the same amount for the next following Calendar Year and subsequent Calendar Years (subject to further adjustment in accordance with this Section 5.6).

For the avoidance of doubt if the actual increase in the UK CPI in any Calendar Year does not exceed [***], then no price adjustment shall apply for the next following Calendar Year.

The first period during which such an adjustment will be calculated shall be the period beginning on the Effective Date, and ending on December 31 2020 and the last period during which such adjustment shall be made shall be for the period commencing on January 1 2024 and ending on the expiration or termination of the Term.

5.7

Changes to Location of Qualified Person.  If following the exit by the United Kingdom from the European Union, the Supplier is obliged to undertake release of the Product by a Qualified Person in the European Union rather than in the United Kingdom, the Supplier undertakes to appoint a Qualified Person in the European Union and any additional costs of such appointment will be borne by the Supplier. As requested by the Supplier, the Purchaser will undertake such action, at the Purchaser’s cost, as required to effect any regulatory changes except for any costs relating to severance, recruitment, relocation or payment of the qualified person.

5.8

Changes in Exchange Rate.  If the Euro : US Dollar exchange rate increases by more than [***] above the rate of [***] at any time during the Term (so that the number of US$ which can be purchased with €1 is greater than [***]), the Parties shall negotiate in good faith an increase in the Purchase Price to take account of such increase. This provision shall only be applicable if the Supplier can demonstrate to the reasonable satisfaction of the Purchaser that such fluctuation in the rate of exchange has affected or is reasonably likely to affect the cost of raw materials or production costs or the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

cost of labour used by the Supplier or its Subcontractors in the manufacture of the Products.  If the Parties are unable to agree an amendment to the Purchase Price and the Purchase Price proposed by the Purchaser would result in it being uneconomic for the Supplier to supply the Products to the Purchaser, the matter shall be referred for resolution to the Chief Executive Officer of the Supplier and the Senior Vice President of the Purchaser.  If such executives are not able to resolve the dispute within thirty (30) days of the date on which the matter was referred to them, either Party may refer the matter for determination by the courts of England in accordance with Section 30.

5.9

Change in Specifications Requested by Purchaser.  If, following the Agreement Date, at any time the Purchaser wishes to make a request to change the Specifications, to obtain services in addition to those covered by this Agreement or to obtain additional products other than the Products from the Supplier, the Purchaser shall notify the Supplier in writing of such request including reasonable details of what is required.  Such change or amendment or the supply of additional services or products shall be considered and discussed by the Parties in good faith.  The Purchaser shall be responsible for any costs associated with implementing the required change or amendment and, as required, the Parties shall agree an amendment to the Purchase Price or the price that will apply to the provision of the new service or products or agree a one off payment from the Purchaser to the Supplier to cover the costs of making the change or amendment.

5.10

Changes Required by Regulatory Authorities.  If, following the Agreement Date, at any time any changes or amendments are required to the Specifications, such change or amendment shall be considered and discussed by the Parties in good faith and the Purchaser shall be responsible for any costs associated with implementing the required change or amendment unless such change or amendment has been implemented due to the negligence of the Supplier or the breach by the Supplier of this Agreement.  If the change or amendment would result in an increase in the Supplier’s costs of the manufacture of the Product, the Parties shall agree an amendment to the Purchase Price in good faith.

5.11	Withholding Taxes. If the Purchaser is legally required to withhold any taxes from payments due hereunder, the Purchaser shall:
5.11.1	deduct such taxes from the payment made to the Supplier;
5.11.2	timely pay the taxes to the proper taxing authority; and
5.11.3	send proof of payment to the Supplier,
5.11.4

in addition to making the payments provided for in this Section 5, pay an amount to the Supplier such that when any taxes that are required to be withheld have been deducted, the Supplier receives that amount that it would have received had the payment been made with no withholding tax.

The Supplier shall make claims in respect of the resulting tax credits and, if the Supplier is able to use such tax credits, the Supplier shall notify the Purchaser of its

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

use of the resulting tax credit.  The Supplier shall reimburse the Purchaser for any tax withholding made as provided above to the extent the Supplier is able to use the resulting tax credits attributable to such withholding taxes. Each Party agrees to cooperate with the other Party in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect.

5.12

VAT.  All payments to the Supplier under the terms of the Agreement are expressed to be exclusive of value added tax and any other goods and services tax howsoever arising and the Purchaser shall pay to the Supplier in addition to those payments all value added tax and any other goods and services tax for which the Supplier is liable to account to a Regulatory Authority in relation to any supply made or deemed to be made for value added tax purposes to this Agreement on receipt of a tax invoice or invoices from the Supplier.

5.13

Bank Account.  The Purchaser shall make all payments to the Supplier under this Agreement by wire transfer to the account of the Supplier as may be notified in advance by the Supplier to Purchaser from time to time.

5.14

Interest for Late Payment.  If the Purchaser fails to make any payment to the Supplier in accordance with this Agreement on the due date for payment the Supplier shall be entitled to charge the Purchaser interest (after judgement) on the amount unpaid from the due date of payment at the Agreed Interest Rate calculated on a daily basis until payment is made without prejudice to the Supplier’s right to receive payment on the due date.

5.15

Commencement of Proceedings.  In the event that the Purchaser fails to make any payment to the Supplier in accordance with this Agreement and the Parties are not able to reach agreement on such payment within one hundred and eighty (180) days of the due date for payment, the Supplier may commence proceedings in respect of any unpaid invoices without prejudice to any other right or remedy it has under this Agreement. If the Purchaser fails to make more than one (1) payment in any Calendar Year in accordance with this Agreement, the Supplier may commence proceedings at any time in respect of any unpaid invoices without prejudice to any other right or remedy it has under this Agreement. Any proceedings brought under this Section 5.15 shall not constitute a waiver of any right or remedy or prevent the Supplier from enforcing any or all provisions of this Agreement or exercising any rights or remedies it may have. For the avoidance of doubt, interest on any payments that are the subject of any proceedings under this Section 5.15 shall be calculated on a daily basis from the due date of payment under the relevant invoice until payment is made, without prejudice to the Supplier’s right to receive payment on the due date.

5.16	Shipping and Delivery. All Product shall be delivered by the Supplier to the Purchaser in accordance with the Shipping Agreement.
6.	REGULATORY
6.1

Responsibility for Marketing Authorisations.  The Purchaser shall be solely responsible for the filing and maintenance of the Marketing Authorisations required for the Product in the Territory.  The Purchaser shall promptly (and in any event within thirty (30) days of receipt of notification from the relevant Regulatory

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Authority) notify the Supplier in writing of any changes to the Marketing Authorisations.  The Purchaser shall provide assistance to the Supplier, at the Purchaser’s cost, as reasonably required by the Supplier to obtain approval from any Regulatory Authority for any changes to the manufacture of the Product required as a result of any changes to any Marketing Authorisation.

6.2

[***].  The Supplier undertakes to [***] in addition to the [***] as at the Agreement Date.  The Purchaser and the Supplier shall agree the timescale and the regulatory and quality requirements [***] by the Supplier.  As requested by the Supplier, the Purchaser will undertake such action, at the Purchaser’s cost, [***].  [***] on the same terms as it purchases other Product supplied in accordance with this Agreement.

6.3

[***].  The Purchaser may at any time during the Term notify the Supplier in writing that it wishes to use the [***] of all of the Product Units or some of the Product Units for sale in a particular country.  Following receipt of such a notification the Parties shall discuss in good faith the [***].  Any amounts payable by the Supplier [***] as a result of the [***] during the period of one (1) year from the date of completion of [***], including any additional fees payable to a [***], shall be the responsibility of the Purchaser.  The Parties shall agree in good faith a revised Purchase Price for the supply of [***] and shall agree a revised Schedule 2.

7.	INTELLECTUAL PROPERTY
7.1

Trademark Licence.  Commencing on the Effective Date and continuing until all supply obligations of the Supplier under this Agreement have terminated, the Purchaser grants to the Supplier, and the Supplier accepts from the Purchaser, on the terms and conditions stated in this Section 7.1, a nonexclusive right and license, with the right to sublicense, to use the Trademarks to manufacture, have manufactured, package, label, import and export the Products in accordance with the terms and conditions of this Agreement.

7.2	Intellectual Property Rights.
7.2.1

The Parties acknowledge and agree that, as between the Supplier and the Purchaser, all Intellectual Property Rights which are generated or first reduced to practice by the Supplier or its Subcontractors as a result of the manufacture of the Products pursuant to this Supply Agreement shall be owned by the Supplier (or its relevant Subcontractor). The Purchaser undertakes to enter into appropriate assignments of such Intellectual Property Rights or other documents as may be required to give effect to this Section 7.2.

7.2.2

The Purchaser acknowledges after all supply obligations under this Agreement have terminated that nothing in this Agreement will restrict the Supplier or any of its Subcontractors from using any Intellectual Property Rights owned by the Supplier or its Subcontractors which is used for the manufacture of the Products for other customers of the Supplier or its Subcontractors, or for the Supplier or its Subcontractors’ own account.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

7.2.3

The Purchaser shall, at its sole expense, be responsible for evaluating whether the sale of the Products in each country of the Territory in which it is intending to sell the Products will or is likely to infringe the Intellectual Property Rights of any Third Party.

7.2.4

Neither Party has, nor will it acquire, any interest in any of the other Party’s Intellectual Property Rights except as expressly set out in this Supply Agreement or as otherwise expressly agreed to in writing by the Parties.  Neither Party will use any Intellectual Property Rights of the other Party, except as specifically authorized by the other Party or as required for the performance of its obligations under this Agreement.

7.2.5

Without limiting the scope of Section 7.2.4, the Purchaser acknowledges that the Technology and equipment used by the Supplier and its Subcontractors for the supply of the Products is proprietary to the Supplier and/or the Subcontractors as the case may be and, except as expressly provided in this Supply Agreement (including specifically pursuant to Section 13.5), neither the Supplier nor the Subcontractors shall be obliged during the Term or thereafter to licence, transfer to the Purchaser or a Third Party, or allow the Purchaser or a Third Party to use, any Technology and/or any Intellectual Property Rights of the Supplier or the Subcontractor.

8.	Confidentiality
8.1

Each of the Parties shall keep in confidence and shall not use or disclose, other than as provided in this Supply Agreement, any Confidential Information disclosed by or on behalf of one Party and/or its Affiliates to the other Party, or obtained through observation or examination of such Confidential Information.

8.2

Except to the extent expressly authorised by this Supply Agreement or otherwise agreed in writing, each Recipient Party in possession of Confidential Information shall maintain such Confidential Information as confidential and use it only for the purposes of this Supply Agreement and in accordance with this Section 8.  This obligation shall continue for so long as the exceptions set out below in the next paragraphs do not apply to the relevant Confidential Information. Each Party shall guard such Confidential Information using the same degree of care as it normally uses to guard its own confidential, proprietary information of like importance, but in any event no less than reasonable care.  Notwithstanding the foregoing, the Recipient Party shall be relieved of the confidentiality and limited use obligations of this Supply Agreement to the extent that such Recipient Party establishes by written evidence that:

8.2.1	the Confidential Information was previously known to the Recipient Party from sources other than the Disclosing Party at the time of disclosure and other than under an obligation of confidentiality;
8.2.2	the Confidential Information was generally available to the public or otherwise part of the public domain at the time of its disclosure; or

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

8.2.3

the Confidential Information became generally available to the public or otherwise part of the public domain after its disclosure to the Recipient Party other than through any act or omission of the Recipient Party in breach of this Agreement; or

8.2.4

the Confidential Information is acquired in good faith in the future by the Recipient Party from a Third Party who has a lawful right to disclose such information and who is not under an obligation of confidence to the Disclosing Party with respect to such information; or

8.2.5	the Confidential Information is subsequently developed by or on behalf of the Recipient Party without use of the Disclosing Party’s Confidential Information.
8.3	Notwithstanding the above obligations of confidentiality and non-use a Recipient Party may:
8.3.1	disclose Confidential Information to a Regulatory Authority as reasonably necessary to obtain Registration in a particular jurisdiction; and
8.3.2

disclose Confidential Information: (i) to the extent such disclosure is reasonably necessary to comply with the order of a court; or (ii) to the extent such disclosure is required to comply with a Legal Requirement, including to the extent such disclosure is required in publicly filed financial statements or other public statements under rules governing a stock exchange on which securities issued by either Party may be listed; provided, to the extent possible bearing in mind such Legal Requirements and such Party shall provide the other Party with a copy of the proposed text of such statements or disclosure five (5) business days in advance of the date on which the disclosure is to be made to enable the other Party to review and provide comments, unless a shorter review time is agreed; and

8.3.3	disclose Confidential Information by filing or prosecuting patent rights, the filing or prosecution of which is contemplated by this Agreement, without violating the above secrecy provision; and
8.3.4

disclose Confidential Information on a strict need to know basis to such Recipient Party’s licensee’s, employees, Affiliates, contractors (including clinical researchers), distributors, agents, consultants, as such Recipient Party reasonably determines is necessary to receive the benefit of the licenses and rights granted or available to it under this Agreement or to fulfil its obligations pursuant to this Supply Agreement; provided, however, any such persons must be obligated to substantially the same extent as set forth in Section 8.2 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Supply Agreement; and

8.3.5

disclose Confidential Information: (i) to its actual or potential investment bankers; (ii) to existing and potential investors in connection with an offering or placement of securities for purposes of obtaining financing for its business

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

and to actual and prospective lenders for the purpose of obtaining financing for its business; and (iii) to a bona fide potential acquirer or merger partner for the purposes of evaluating entering into a merger or acquisition, provided, however, any such persons must be obligated to substantially the same extent as set forth in Section 8.2 to hold in confidence and not make use of such Confidential Information for any purpose other than those permitted by this Supply Agreement; and

8.3.6	disclose Confidential Information to its legal advisers for the purpose of seeking advice.
8.4	Save as permitted in Section 8.2 neither Party shall:
8.4.1

mention or otherwise use the name, insignia, symbol, trademark, trade name or logotype of the other Party or its Affiliates in any publication, press release, promotional material, or other form of publicity without the prior written consent of the other Party, except as otherwise expressly provided herein. The restrictions imposed by this Section 8 shall not prohibit either Party from making any disclosure identifying the other Party that is: (i) expressly provided for in this Agreement, or (ii) required by Applicable Laws or the requirements of a national securities exchange or another similar regulatory body. The restrictions imposed on each Party under this Section 8 are not intended, and shall not be construed, to prohibit a Party from identifying the other Party in its internal business communications, provided that any Confidential Information in such communications remains subject to this Section 8;

8.4.2

originate any publicity, news release, public comment or other public announcement, written or oral, whether to the press, to stockholders, or otherwise, relating to this Supply Agreement, without the consent of the other Party, except for such announcements which, in accordance with the advice of legal counsel to the Party making such announcement, are required by Applicable Laws (and which announcements shall be made in accordance with this Section 8) or for such announcements that contain the same disclosure as in prior permitted/approved public announcements in circumstances where such redisclosure would not contain false or misleading information.  Where consent of the other Party is required pursuant to this Section 8.4.2, the consent in writing of the Chief Operating Officer (Dr Nikin Patel as at the Agreement Date) of the Supplier and the consent in writing of the Senior Vice President of the Purchaser shall constitute the requisite consent pursuant to this Section 8.4.2. The Parties have agreed upon the form and contents of press releases to be issued by the Purchaser and the Supplier following the execution of this Supply Agreement.

8.5

The undertakings and obligations set out in this Section 8 will continue throughout the Term and will survive expiration or termination of this Supply Agreement and will remain in force for a period of five (5) years following expiration or termination of this Supply Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

9.	Representations, Warranties and Covenants
9.1	Supplier hereby represents, warrants and covenants the following:
9.1.1

Supplier is a corporation duly organized, existing and in good standing under the laws of Bermuda, with full right, power and authority to enter into and perform this Agreement and to grant all of the rights, powers and authorities herein granted.

9.1.2	The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Supplier is a party, or Supplier’s articles of incorporation or bylaws.
9.1.3	This Agreement has been duly executed and delivered by Supplier and is a legal, valid and binding obligation enforceable against Supplier in accordance with its terms.
9.1.4	The Products supplied hereunder shall conform to the Specifications.
9.1.5	Supplier shall comply with all Applicable Laws, consent decrees and regulations of any federal, state or other governmental authority in performing this Agreement.
9.2	Purchaser hereby represents, warrants and covenants the following:
9.2.1	Purchaser is a corporation duly organized, existing and in good standing under the laws of Switzerland, with full right, power and authority to enter into and perform this Agreement.
9.2.2	The execution, delivery and performance of this Agreement do not conflict with, violate or breach any agreement to which Purchaser is a party, or Purchaser’s articles of organization or bylaws.
9.2.3	This Agreement has been duly executed and delivered by Purchaser and is a legal, valid and binding obligation enforceable against Purchaser in accordance with its terms.
9.2.4	Purchaser shall comply with all applicable laws, consent decrees and regulations of any federal, state or other governmental authority in performing this Agreement.
10.	Indemnification
10.1

Indemnity from Supplier.  The Supplier agrees to indemnify and hold harmless the Purchaser and its Affiliates and their respective employees, agents, officers and directors from and against any Losses, incurred by the Purchaser or its Affiliates to the extent arising out of or in connection with any claims or suits brought by a Third Party against the Purchaser, its Affiliates or their respective employees, agents, officers and directors for any claim or demand relating to the Product:

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.1.1	for breach by the Supplier of any representation, warranty, covenant or obligation given under this Agreement;
10.1.2

of personal injury or property damage to the extent that the injury or damage is the direct result of a failure by the Supplier or its Subcontractor to manufacture, package, or label the Product in accordance with the Specifications, GMP or Applicable Laws, provided, that this indemnification shall not apply to the extent such claim or demand has resulted from manufacturing, packaging, or labeling conducted by or at the direction of Purchaser or its Affiliates or from any negligent act or omission by the Purchaser or its Affiliates or their employees or agents.

10.2

Indemnity from Purchaser.  Purchaser agrees to indemnify and hold harmless Supplier and its Affiliates and their respective employees, agents, officers and directors from and against any Losses incurred by Supplier or its Affiliates to the extent arising out of or in connection with any claims or suits brought by a Third Party against the Purchaser, its Affiliates or its Subcontractors or their respective employees, agents, officers and directors for any claim or demand:

10.2.1	for breach by the Purchaser of any representation, warranty, covenant or obligation given under this Agreement;
10.2.2

of personal injury or property damage arising from the Purchaser’s or its Affiliates’ marketing, distribution and sale of the Product; provided, that this indemnification shall not apply to the extent such claim or demand has resulted from any negligent act or omission with respect to such Product by Supplier, its Affiliates, their employees, agent or contract manufacturers,

10.2.3

third party claims alleging infringement of Intellectual Property Rights as a result of the advertisement, promotion or marketing materials created by or at the direction of Purchaser or its Affiliates and used in connection with the sale of the Product; and

10.2.4	payments, commissions or fees of any kind due to consultants or brokers retained by Purchaser relating to the Product.
10.3

Indemnification Process.  A Party seeking indemnification under this Section 10 (the “Indemnified Party”) must give prompt written notice thereof to the other party (the “Indemnifying Party”). The Indemnifying Party shall have the right to defend any such claim or demand subject to the right of the Indemnified Party to participate with counsel of its choice in such defense, but the fees and expenses of such additional counsel shall be at the expense of the Indemnified Party. The Indemnified Party shall cooperate fully in all respects with the Indemnifying Party in any such compromise, settlement or defense, including, without limitation, by making available all pertinent information and personnel under its control to the Indemnifying Party. The Indemnifying Party will not compromise or settle any claim or demand (other than, after consultation with the Indemnified Party, a claim or demand to be settled by the

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

payment of money damages and/or the granting of releases) without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.
10.4

Insurance. During the Term of this Supply Agreement and for a period of five (5) years after its termination or expiration, the Supplier shall, at its sole cost and expense, obtain and maintain in full force and effect, with financially sound and reputable insurers, insurance of such types and with limits reasonably adequate to cover any liabilities arising out of the Supplier’s obligations under this Supply Agreement. The policy limits, deductibles/retentions and other terms and conditions shall be appropriate to the conduct of the Supplier’s business. Without prejudice to the foregoing, the Supplier shall, as a minimum, have in full force and effect a commercial general and product liability insurance with a minimum limit of [***] United States Dollars (U.S. $[***]) per annum combined single limit. During the Term of this Supply Agreement and for a period of five (5) years after its termination or expiration, the Purchaser shall obtain and maintain in full force and effect, at its sole cost and expense, insurance of such types and with limits, retentions/deductibles and terms and conditions that are reasonable and customary for companies comparable to the Purchaser. Each Party will provide the other Party upon request with an insurance certificate evidencing the insurance such Party is required to obtain and maintain under this Section 10.4. It is understood and agreed that this insurance clause shall not be construed to limit either Party’s liability with respect to its indemnification obligations hereunder. Each Party shall use reasonable efforts to mitigate damages or losses.

11.	LIMITATION OF LIABILITY
11.1

Consequential Loss.  Except as a consequence of death or personal injury caused by negligence, neither Party shall be liable to the other in contract, tort, negligence, breach of statutory duty or otherwise for any loss, damage, costs or expenses of any nature whatsoever incurred or suffered by the other or its Affiliates:

11.1.1	of a direct nature where the same is a loss of turnover, profits, business or goodwill; or
11.1.2

an indirect or consequential or punitive nature, including any indirect or consequential economic loss or other indirect or consequential loss of turnover, profits, loss of enterprise value, business or goodwill or otherwise;

provided always that nothing in this Section 11 shall prevent the Supplier recovering from the Purchaser in respect of any unpaid invoices or the failure of the Purchaser to make any payment that may fall due under this Agreement (including payments pursuant to Section 5) including any Losses associated therewith.

11.2	Cap on Liability. Except with respect to:
11.2.1	any failure by the Purchaser to pay any invoice submitted by the Supplier pursuant to this Agreement or to meet its obligations in respect of Section 5; or
11.2.2	as a consequence of death or personal injury caused by negligence

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

the liability of each Party to the other under this Agreement in the aggregate shall not exceed the price paid by the Purchaser to the Supplier during the period of twelve (12) months immediately prior to date on which the relevant claim is made in aggregate for any and all claims

12.	TERM
12.1

Extension of Existing License and Supply Agreement.  The Parties agree that the terms of the Existing License and Supply Agreement shall continue to apply until June 30 2020.  The Existing License and Supply Agreement shall not apply to any Products delivered by the Supplier to the Purchaser on or after June 30 2020 and, except for any provisions of the Existing License and Supply Agreement which are expressed to continue following expiry or termination, the Existing License and Supply Agreement shall terminate and the terms of such Existing License and Supply Agreement shall cease to apply with effect from the Effective Date.

12.2

Initial Term.  The terms of this Agreement shall apply to the provision of Products by the Supplier to the Purchaser shall commence on the Effective Date and continue to apply until December 31 2024 (the “Initial Term”).

12.3	Subsequent Term.
12.3.1

On or before December 31 2021 the Supplier shall provide the Purchaser with the contact details for and shall make introductions for the Purchaser to any Subcontractors that are appointed by the Supplier for the manufacture of the Products as at such date and the Purchaser may discuss with such Subcontractors entering into direct contracts with the Purchaser for the supply of the Product following the termination of this Supply Agreement.

12.3.2	Prior to December 31 2022, the Parties shall negotiate in good faith and agree the terms on which either:
(a)

the Initial Term shall be extended and the Supplier shall continue to supply the Product to the Purchaser in accordance with the terms of this Agreement (or such amended terms as may be agreed by the Parties), subject to agreement by the Parties on the Purchase Price which will apply to the sale of Package Configurations during any such extension of the Initial Term; or

(b)	a Third Party supplier shall assume the supply of the Products to the Purchaser; or
(c)

the Purchaser itself shall assume the management of the supply of the Product.  If the Parties agree that the Purchaser itself shall assume the management of the supply of the Product the Parties shall agree in good faith the terms on which the Supplier shall sell to the Purchaser the assets and equipment owned by the Supplier which are used by the Supplier or its Subcontractors in the manufacture of the Products for a price which shall be agreed in good faith by the Parties and the Parties

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

shall negotiate an agreement for the sale and purchase of such assets and equipment.  If the Parties are unable to agree the terms on which the Purchaser shall purchase the equipment from the Supplier pursuant to this Section 12.3.2(c), the provisions of Section 13.5 shall apply.

13.	TERMINATION
13.1	Termination by Notice. This Agreement may be terminated upon the mutual written agreement of the Parties.
13.2

Termination for Breach.  Either Party may terminate this Agreement with immediate effect by giving written notice to the other Party, if the other Party commits a material breach of this Agreement and such breach has not been remedied by the breaching Party within sixty (60) days after written notice of such breach has been given by the other Party. If the breach cannot be remedied within sixty (60) days, the breaching Party may submit a plan within this sixty (60) day period, reasonably acceptable to the other Party, outlining the steps that it intends taking to cure the breach and then must cure the breach in accordance with the terms of such plan or be subject to an action by the other Party for termination of this Agreement pursuant to this Section 13.2 for breach of such plan.

13.3	Termination for Financial Difficulties. This Agreement may also be terminated by written notice of one Party, if the other party shall be involved in financial difficulties as evidenced by its:
13.3.1	commencement of a voluntary case under any applicable bankruptcy code or statute, or by its authorizing, by appropriate proceedings, the commencement of such voluntary case; or
13.3.2	failing to receive dismissal of any involuntary case under any applicable bankruptcy code or statute within sixty (60) days after initiation of such action or petition; or
13.3.3

by the entry of an order by a court of competent jurisdiction finding it to be bankrupt or insolvent, or ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors or assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property or assets; or

13.3.4

by its making an assignment for the benefit of, or entering into a composition with its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

13.4

Termination by the Purchaser.  If at any time the Supplier is unable to supply the Products to the Purchaser as a result of the failure by one or more of its Subcontractors to supply the Product or the constituent parts of the Product to the Supplier or to provide the Supplier with the services required for the Products or any Package Configuration, the Supplier shall notify the Purchaser of such issue in writing and shall use commercially reasonable efforts to appoint a replacement Subcontractor

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

as soon as practicable to ensure continuity of supply of the Products to the Purchaser.  Provided that the Supplier complies with the terms of this Section 13.4 the Supplier shall not be liable for any breach of this Supply Agreement caused by the failure of such Subcontractor to supply the Product or the constituent part of the Product to the Supplier or to provide the Supplier with the services required for the Products or any Package Configuration. For clarity, nothing in this Section 13.4 shall prevent the Purchaser from terminating this Agreement for material breach of this Agreement by the Supplier in accordance with Section 13.2.

13.5	Consequences of Termination. If:
13.5.1	it is agreed by the Parties that a Third Party supplier shall be appointed by the Purchaser to manufacture the Product in accordance with Section 12.3.2(b);
13.5.2	it is agreed by the Parties that the Purchaser shall take over the management of the supply of the Product in accordance with Section 12.3.2(c); or
13.5.3

the Purchaser terminates this Supply Agreement pursuant to Section 13.2 in the case of the Supplier’s breach of this Supply Agreement or pursuant to Section 13.3 in the case of the Supplier’s financial difficulties subject to the reimbursement of the Supplier’s reasonable costs and expenses (except in the event of termination by the Purchaser pursuant to Section 13.2, in which case no reimbursement of the Supplier’s reasonable costs and expenses shall occur), the Supplier shall provide such assistance as the Purchaser may reasonably request to the Purchaser and, if relevant, the Third Party supplier, to ensure the orderly transfer of the manufacture of the Product to the Purchaser or the Third Party supplier.  The Supplier shall continue to supply the Product under the then current terms and conditions of this Agreement for as long as is necessary to enable the transfer of the manufacture of the Product to the Purchaser or the Third Party supplier provided that such period shall be for no longer than six (6) months from the date of termination.  If requested by the Purchaser the Supplier shall transfer to the Purchaser or the Third Party supplier all Technology necessary or useful to give the Purchaser or the Third Party supplier the capability of manufacturing the Product.  The Supplier shall communicate such Technology to Purchaser promptly, effectively and economically, so that Purchaser or the Third Party supplier can undertake the manufacture of the Product and continue the sale of the Product without interruption.  Except in the event of termination by the Purchaser pursuant to Section 13.2 in which case no such reimbursement shall occur, the Purchaser undertakes to reimburse the Supplier for its reasonable costs of providing such assistance and to pay to the Supplier an amount for all inventory of raw materials and work in progress of Products and part completed Products purchased or produced in accordance with this Agreement.  The Supplier shall not be required to transfer to the Purchaser or any Third Party supplier any Equipment owned by the Supplier or any of its Subcontractors which is used in connection with the manufacture of the Product unless such transfer is expressly agreed by the Parties on terms acceptable to the Parties. For the sake of clarity, following termination of this Supply Agreement as set out in Sections 13.5.1, 13.5.2 or 13.5.3, no provision of this Supply Agreement shall restrict the Purchaser from

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

acquiring Equipment from any Third Parties or any Sub-Contractor. Subject to reimbursement by the Purchaser of the Supplier’s reasonable costs and expenses (except in the event of termination by the Purchaser pursuant to Section 13.2 in which case no such reimbursement shall occur), the Supplier will provide reasonable assistance and information to the Purchaser as reasonably required by the Purchaser to enable the Purchaser to acquire the Equipment from Third Parties. The Supplier undertakes to waive any exclusivity provisions in the agreements between its Subcontractors and the Supplier as necessary to enable the Purchaser to acquire the Equipment.

13.6

No Waiver.  The failure by a Party to exercise its rights to terminate this Supply Agreement pursuant to this Section 13 in the event of any occurrence giving rise thereto shall not constitute a waiver of such rights in the event of any subsequent occurrence.

13.7

Survival Clauses.  Termination of this Supply Agreement shall not release either Party from its obligations accrued prior to the effective date of termination nor deprive either Party from any rights that this Agreement provides shall survive termination. The provisions of Sections 5.2, 7.2, 8, 10, 11, 13.5, 25 and 30 shall remain in full force and effect and shall survive the termination of this Supply Agreement to the extent necessary to effect the express purposes of such paragraphs and Sections.

14.	PUBLICITY
14.1	To the extent possible taking into account the respective obligations of the Parties regarding compliance with the requirements of the Securities and Exchange Commission:
14.1.1	the Parties shall coordinate the preparation and issuance of any public announcement of this Supply Agreement;
14.1.2	any such announcement shall comply with relevant Securities and Exchange Commission requirements and shall take into account any reasonable concerns raised by either Party; and
14.1.3

the wording of such announcement shall be agreed upon by the Parties before release provided that receipt of the consent in writing of the person identified in Section 8.4.2 shall constitute the requisite agreement required pursuant to this Section 14.1.3.

15.	NOTICES

All notices required under this Supply Agreement shall be in writing and shall be deemed to be properly given if sent by air courier to the Party to be notified at the address set forth on page 1 of this Supply Agreement, or at such other latest address as either Party may designate in writing to the other Party; provided that:

(a)	a copy of each notice to be sent to the Supplier shall also be sent by the same means to The Chief Operating Officer at Juniper Pharma Services, 8 Orchard

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Place, Nottingham Business Park, Nottingham, NG8 6PX, United Kingdom; and
(b)	a copy of each notice sent to Purchaser shall also be sent by the same means to Legal Department, Ares Trading S.A., Zone Industrielle de l’Ouriettaz, 1170 Aubonne, Switzerland.

The date of service of any notice so sent by air courier shall be the date of receipt.

16.	OWNERSHIP CHANGE: ASSIGNMENT; SUCCESSORS.
16.1

Binding on Successors.  This Supply Agreement shall be binding on and inure to the benefit of the successors and assigns of each of the Parties, including any Affiliate, subsidiary, division or any entity controlled by either Party.

16.2

Assignment by Purchaser.  Except as provided in this Supply Agreement, the Purchaser may not sublicense or assign this Agreement, in whole or in part, without the consent in writing of the Supplier, and any purported assignment without such consent (which may be withheld without reason) shall be void; provided, that the Purchaser may upon notice to the Supplier assign all or any portion of this Supply Agreement (a) to any of its Affiliates, but may not then sell such Affiliate without the Supplier’s prior written consent unless this Supply Agreement is first assigned back from such Affiliate to the Purchaser and/or (b) in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and/or assets of the Purchaser to which the subject matter of this Supply Agreement or the Existing License and Supply Agreement pertains, provided that the acquirer of the business confirms to the Supplier in writing its agreement to be bound by all of the terms and conditions of this Supply Agreement or the Existing License and Supply Agreement.

16.3

Assignment by Supplier.  With effect from the Agreement Date, except as provided in this Supply Agreement, the Supplier may not assign its rights under this Supply Agreement or the Existing License and Supply Agreement, in whole or in part, without the consent in writing of the Purchaser; and any purported assignment without such consent (which may not be unreasonably withheld) shall be void; provided, that the Supplier may upon notice to the Purchaser assign all or any portion of this Supply Agreement or the Existing License and Supply Agreement (a) to any of its Affiliates, but may not then sell such Affiliate without the Purchaser’s prior written consent unless this Supply Agreement is first assigned back from such Affiliate to the Supplier and/or (b) if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and/or assets of the Supplier to which the subject matter of this Supply Agreement or the Existing License and Supply Agreement pertains, provided that the acquirer of the business confirms to the Purchaser in writing its agreement to be bound by all of the terms and conditions of this Supply Agreement or the Existing License and Supply Agreement.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

17.	ANTI-BRIBERY
17.1	The parties agree:
17.1.1

to comply with all Applicable Laws, statutes and regulations relating to anti-bribery and anti-corruption including but not limited to the U.S. Foreign Corrupt Practices Act, US government health care compliance (HCC) policies, regulations and laws, US Export Administration Act of 1979 (50 App. U.S.C. §2401 et. seq.) and the UK Bribery Act, as amended, and the regulations promulgated thereunder and any applicable similar laws and regulations in any other country) (collectively, the “Relevant Laws”);

17.1.2

to have and maintain in place throughout the term of this Agreement their own policies and procedures to ensure compliance with the Relevant Laws and will appropriately enforce those policies and procedures; and

17.1.3

that no employee, contractor, supplier, agent, broker, or entity will offer or pay anything of value to a public or private official intending to influence or induce an official act or decision or to obtain an improper advantage.

17.2

A material breach of this Section 17 shall be deemed a material breach of this Supply Agreement. In the event of a material breach of this Section 17, the Party not in breach shall have the right to terminate this Supply Agreement, without any liability to the Party in breach, with immediate effect.

17.3

This Supply Agreement is made subject to any restrictions concerning the export of products or technical information from the United Kingdom or other countries which may be imposed upon or related to the Purchaser or the Supplier from time to time.  Each Party agrees that it shall not export, directly or indirectly, any technical information acquired from the other Party under this Supply Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export licence or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

18.	EFFECT OF HEADINGS

The headings for the sections and paragraphs of this Supply Agreement are to facilitate reference only, do not form a part of this Supply Agreement, and shall not in any way affect the interpretation hereof.

19.	NO WAIVER

No delay or omission or failure to exercise any right or remedy provided for herein shall be deemed to be a waiver thereof or acquiescence in the event giving rise to such right or remedy.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

20.	FURTHER ASSURANCES

Supplier and Purchaser each agree to produce or execute such other documents or agreements as may be necessary or desirable for the execution and implementation of this Supply Agreement and the consummation of the transactions contemplated hereby.

21.	SCHEDULES

The terms and provisions of the Schedules attached to this Supply Agreement are hereby incorporated herein as if fully set forth herein.

22.	BANKRUPTCY

All Trademark, Patent and Technology rights and licenses granted to the Product under or pursuant to this Agreement by the Supplier to the Purchaser are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, as amended from time to time (the “Bankruptcy Code”), licenses of rights to “intellectual property” as defined under Section 101 (35A) of the Bankruptcy Code, and any comparable law in the Territory. The Parties hereto agree that so long as the Purchaser, as a licensee of such rights under this Agreement, makes all payments to the Supplier required under this Agreement. The Purchaser shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event that any proceeding shall be instituted by or against the Supplier seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment , protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking an entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or it shall take an action to authorize any of the foregoing actions, the Purchaser, as a licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the Supplier under the Bankruptcy Code, the Purchaser shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiment of such intellectual property, and the same, if not already in its possession, shall be promptly delivered to the Purchaser (i) upon any such commencement of a bankruptcy proceeding upon written request therefor by the Purchaser, unless the Supplier elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of Supplier, upon written request therefor by the Purchaser. In addition, the Parties agree that in such event the intellectual property delivered to the Purchaser shall include all Technology owned by the Supplier necessary or useful to give the Purchaser the capability of manufacturing the Product and such Technology shall be delivered to the Purchaser in such a way as to communicate it to the Purchaser promptly, effectively and economically.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

23.	FORCE MAJEURE
23.1

Force Majeure.  No failure or omission by a party hereto in the performance of any obligation of this Supply Agreement shall be deemed a breach of this Agreement nor shall it create any liability if the same shall arise from any cause or causes beyond the control of the Party, including, but not limited to, the following, which, for the purposes of this Supply Agreement, shall be regarded as beyond the control of the party in question: acts of God, acts or omissions of any government, any rules, regulations, or orders issued by any governmental authority or any officer, department, agency, or instrumentality thereof, fire, storm, flood, earthquake, accident, war, rebellion, insurrection, riot, invasion, strikes, lockouts; provided however, that the Party so affected shall promptly advise the other Party of the existence of such causes of nonperformance, shall use its commercially reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder with the utmost dispatch whenever such causes are removed.

23.2

Termination for Force Majeure.  If the circumstances of force majeure as outlined in Section 23.1 prevails for a continuous period in excess of twelve (12) months either Party may, without prejudice to any other rights or remedies which may be available to it under this Supply Agreement, terminate this Supply Agreement with immediate effect by giving written notice of termination to the other Party.

24.	ENTIRE AGREEMENT AND SEVERABILITY
24.1

Prior to the Effective Date the Existing License and Supply Agreement will apply to the supply of Products by the Supplier to the Purchaser.  With effect from the Effective Date, this Supply Agreement will supersede all prior agreements (including the Existing License and Supply Agreement), whether written or oral, with respect to the subject matter of this Agreement except for the Shipping Agreement and the Technical Quality Agreement.

24.2	Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Supply Agreement.
24.3

All Schedules referred to in this Supply Agreement are intended to be and are hereby specifically incorporated into and made a part of this Supply Agreement. In the event of any inconsistency between any such Schedules or Exhibits and this Agreement, the terms of this Supply Agreement shall govern.

24.4

If any provision of this Supply Agreement is held to be invalid, illegal or unenforceable, in any respect, then, to the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected: (i) such provision will be given no effect by the Parties and shall not form part of this Supply Agreement, (ii) all other provisions of this Supply Agreement shall remain in full force and effect, and (iii) the Parties shall use their commercially reasonable efforts to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

24.5	To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Supply Agreement invalid, illegal or unenforceable in any respect.
25.	ENGLISH LANGUAGE
25.1

This Supply Agreement is written and executed in the English language.  Any translation into any other language shall not be an official version of this Supply Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version shall prevail.

26.	NO BENEFIT TO THIRD PARTIES
26.1

The provisions of this Supply Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights in any other persons except as otherwise expressly provided in Section 10.  Except as expressly provided in Section 10 no person who is not a party to this Supply Agreement (including any employee, officer, agent, representative or subcontractor of either Party) shall have the right to enforce any term of this Supply Agreement which expressly or by implication confers a benefit on that person without the express prior agreement in writing of the Parties, which agreement must refer to this Section 26.

27.	EXPENSES

Except as otherwise expressly provided in this Supply Agreement, each Party shall pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Supply Agreement.

28.	COUNTERPARTS

This Supply Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Supply Agreement delivered by facsimile transmission by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document shall be as effective as an original executed signature page.

29.	PERFORMANCE BY AFFILIATES

The Parties agree that certain of their rights and obligations under this Supply Agreement may be carried out by one or more of their Affiliates; provided, however, that each Party shall remain responsible for the acts and omission of its Affiliates. The Parties further understand and agree that no such Affiliate is a Party to this Supply Agreement, and, except as contemplated by this Supply Agreement, is not the agent of such Party for purposes hereof, is not authorized to bind such Party and cannot enter into amendments to this Supply Agreement, which can only be made by agreement in writing by the duly appointed representatives of both of the Parties.

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

30.	CHOICE OF LAW AND JURISDICTION

This Supply Agreement and performance hereof shall be construed and governed by the laws of the England and Wales. Any dispute, controversy, claim or difference arising between the parties out of, relating to, or in connection with this Supply Agreement shall be submitted to the jurisdiction of the courts of England.

IN WITNESS WHEREOF, the Parties have set their hands as of the day and year first above written,

Columbia Laboratories (Bermuda) Ltd.

By:	/s/ Alicia Secor
(Title)	CEO

Ares Trading S.A.

By:	/s/ Luigia Bocola
(Title)	Authorized Representative

By:	/s/ Prisca Von Ballmoos
(Title)	Authorized Representative

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 1

CRINONE TRADEMARKS

Country	Serial Number	Filing. Date	Status
Antigua	3739	07/15/94	Reg. No. 3739 Reg. Date. 07/15/94
Argentina	2.507.805	04/16/04	Reg. No. 1,535,140 Reg. Date: 08/31/94
Aruba	96070622	06/03/94	Reg. No. 16860 Reg. Date: 07/06/94
Australia	622,906	02/17/94	Reg. No. A622,906 Reg. Date: 10/05/95
Austria	AM 706/94	02/16/94	Reg. No. 152,207 Reg. Date: 04/20/94
Bahamas	16,603	07/18/94	Reg. No. 16,603 Reg. Date: 07/15/94
Barbados	81/11219	09/01/94	Reg. No. 81/11219 Reg. Date 12/29/00
Bermuda	99127654	12/02/94	Reg. No. 26575 Reg. Date: 12/02/94
Bolivia	97003902	09/16/97	Reg. No. 72444 Reg. Date: 04/08/99
Brazil	817,711,643	03/01/94	Reg. No. 817711643 Reg. Date: 09/17/96
Bulgaria	36027	09/09/96	Reg. No. 30906 Reg. Date: 06/19/97
Canada	748,373	03/01/94	Reg. No. TMA 519903 Reg. Date: 11/25/99
Chile	266,724	02/18/94	Reg. No. 435,742 Reg. Date: 01/02/95
China	960100880	09/04/96	Reg. No. 1118238 Reg. Date: 10/14/97
China (Chinese Characters)	2001016425	02/06/01	Reg. No. 1732465 Reg. Dt. 03/20/12
Columbia	94009937	03/11/94	Reg. No. 163,531 Reg. Date: 06/30/94
Costa Rica	4,426/403	03/17/94	Reg. No. 89,706 Reg. Date: 01/03/95
Czech Republic	114777	09/13/96	Reg. No. 208 376 Reg. Date: 03/25/98
Denmark	01294/1994	02/16/94	Reg. No. 3,349/1994 Reg. Date: 05/20/94
Dominica	Not available	01/11/95	Reg. No. 2/95 Reg. Date: 10/26/95
Dominican Republic	Not available	Not available	Reg. No. 74,643 Reg. Date: 10/15/94
Ecuador	45,168	02/17/94	Reg. No. 2513-95 Reg. Date: 07/14/95
El Salvador	E-4343 /96	09/27/96	Reg. No. 14 book 65 Reg. Date : 12/09/97

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Country	Serial Number	Filing Date	Status
Finland	868/94	02/17/94	Reg. No. 135,416 Reg. Date: 12/05/94
France	94/507,153	02/18/94	Reg. No. 94/507,153 Reg. Date: 02/18/94
Gaza	2649	02/21/95	Reg. No. 2649 Reg. Date: 11/10/95
Germany	C 46 417/5 SWz	02/15/94	Reg. No. 2105212 Reg. Date: 11/19/98
Greece	118.091	03/04/94	Reg. No. 118091 Reg. Date: 09/17/96
Grenada	Not available	Not available	Reg. No. 17 of 1995 Reg. Date: 03/07/95
Guatemala	5530/94	08/18/94	Reg. No. 79985/314/171 Reg. Date: 08/05/96
Honduras	3,319/94	04/29/94	Reg. No. 3,319/94 Reg. Date: 12/11/95
Hong Kong	94/01,823	02/18/94	Reg. No. 6779/1995 Reg. Date: 08/10/95
Hungary	M9602956	09/09/96	Reg. No. 149,548 Reg. Date: 03/12/98
Iceland	986/1996	08/16/96	Reg. No. 1305/1998 Reg. Date: 12/02/98
India	686888	11/15/95	Reg. No. 686888 Reg. Date: 11/15/95
Indonesia	Not available	02/25/94	Reg. No. 334.556 Reg. Date: 02/25/94
Ireland	94/1,054	02/21/94	Reg. No. 161 455 Reg. Date: 11/16/95
Israel	91,275	02/16/94	Reg. No. 91,275 Reg. Date: 03/11/95
Italy	MI 94C-001,468	02/18/94	Reg. No. 693083 Reg. Date: 11/26/96
Jamaica	5/6002	07/22/94	Reg. No. 27,566 Reg. Date: 07/22/94
Japan	16,695/94	02/17/94	Reg. No. 4.007.106 Reg. Date: 06/06/97[1]
Japan	22800AMX00421000[2]	09/04/16[3]	-
Korea	04-6072	02/17/94	Reg. No. 327,934 Reg. Date: 11/28/95
Malaysia	94/01,482	02/28/94	Reg. No. 04/101,482 Reg. Date: 01/06/96
Mexico	194.789	03/28/94	Reg. No. 461,390 Reg. Date: 05/23/94

[1]	Registered in the name of Ishihara Sangyo Kaisha, Ltd pursuant to license agreement.
[2]	Approval Number
[3]	Approval Date

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Country	Serial Number	Filing. Date	Status
New Zealand	235,877	04/12/94	Reg. No. 235877 Reg. Date: 04/12/94
Nicaragua	94-00692	03/15/94	Reg. No. 27140 Reg. Date: 11/08/94
Norway	94.1168	02/24/94	Reg. No. 167,793 Reg. Date: 05/04/95
Pakistan	133195	01/17/96	Reg. No. 133195 Reg. Date: 12/04/95
Panama	75,910	06/09/95	Reg. No. 075910 Reg. Date: 03/09/98
Peru	237,422	02/25/94	Reg. No. 7560 Reg. Date: 05/24/94
Philippines	93,975	07/01/94	Reg. No. 4-1994-95645 Reg. Date: 04/12/00
Poland	Z-164,217	09/16/96	Reg. No. 112438 Reg. Date: 01/24/00
Portugal	298,172	02/17/94	Reg. No. 298,177 Reg. Date: 05/18/95
Romania	40973	09/19/96	Reg. No. 30355 Reg. Date: 09/19/96
St. Kitts & Nevis	4201	07/12/94	Reg. No. 4201 Reg. Date: 07/12/94
St. Lucia	Not available	11/09/94	Reg. No. 251 of 1994 Reg. Date: 02/21/95
St. Vincent	Not available	Not available	Reg. No. 5 of 1995 Reg. Date: 01/18/95
Saudi Arabia	26,156	02/26/94	Reg. No. 342/76 Reg. Date: 02/26/94
Singapore	1,504/94	02/22/94	Reg. No. 1504/94 Reg. Date: 02/22/94
Slovak Republic	2443-96	09/17/96	Reg. No. 186997 Reg. Date: 09/20/99
South Africa	941,526	02/15/94	Reg. No. 94/1526 Reg. Date: 05/08/96
South Korea	94-6072	02/17/94	Reg. No. 327,934 Reg. Date: 11/28/95
Spain	2466756	04/02/02	Reg. No. 24667565 Reg. Date: 02/05/03
Sweden	C-94-01662	02/15/94	Reg. No. 263,029 Reg. Date: 12/23/94
Switzerland	1078/1994.0	02/17/94	Reg. No. 420,589 Reg. Date: 02/17/94
Taiwan	(83)8061	02/24/94	Reg. No. 665,209 Reg. Date: 02/24/94
Taiwan (Characters)	(89)069768	12/02/00	Reg. No. 975334 Reg. Date: 12/16/0 I
Thailand	261,887	03/15/94	Reg. No. 28243 Reg. Date : 04/24/95
Trinidad	22,865	07/08/94	Reg. No. 22866 Reg. Date : 07/05/95

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 2

PURCHASE PRICE

The Purchase Price for the Products set out below shall apply with effect from the Effective Date.  The Purchase Price prior to the Effective Date shall be determined in accordance with the Existing License and Supply Agreement.

PURCHASE PRICE PER PRODUCT UNIT by PACKAGE CONFIGURATION
Total Annual Volume of Product Units supplied in any Calendar Year	15 PRODUCT UNIT PACKS	6 PRODUCT UNIT PACKS	LATAM Bulk PRODUCT	Japan 7 PRODUCT UNIT PACKS	Canada 18 PRODUCT UNIT PACKS
Less than [***] Product Units	USD [***]	USD [***]	USD [***]	USD [***]	USD [***]
Between [***] and [***] Product Units	USD [***]	USD [***]	USD [***]	USD [***]	USD [***]
More than [***] Product Units but less than [***] Product Units	USD [***]	USD [***]	USD [***]	USD [***]	USD [***]

The calculation of the price in accordance with the above table shall be as follows:

(a)

As volumes exceed a particular volume tier, the lower price applicable in respect of the higher volumes of Product Units will only apply to the volumes of Product Units sold which are covered by the next volume tier. The Product Units in the lower volume tier shall continue to be charged at the higher rate applicable to the lower volume tier.

(b)	As an example, if in a Calendar Year the total number of 15 Product Units Packs sold is [***], the price payable would be as follows:

[***] Product Units x USD [***]= USD [***]

[***] Product Units x USD [***]= USD [***]

[***] Product Units x USD [***]= USD [***]

Total Payment for the supply of [***]15 Product Units Packs in any one Calendar Year = USD [***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 3

LONG RANGE FORECAST

YEAR	2018	2019	2020	2021	2022	2023	2024
Forecasted Product Unit Volumes	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Guaranteed Product Unit Volumes				[***]	[***]	[***]	[***]

*To be capped at [***]

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT PURSUANT TO RULE 24B-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SCHEDULE 4

KEY PERFORMANCE INDICATORS

EXAMPLE FORM ONLY

These KPIs are provided by way of example only and will not be used to evaluate the performance of the Supplier under this Supply Agreement. The actual KPIs will be agreed by the Parties in accordance with Section 2.10.

KPIs for CMO: JUNIPER	Mandatory/Critical KPI MB	Merck Default KPI for CMOs	KPI Color Code "Green"	KPI Color Code "Yellow"	KPI Color Code "Red"	Critical KPI	Major KPI	Minor KPI
Default - Accident	☐	☑	<2,4	2,4-4	>4		x
Default - Batch Right First Time	☐	☑	>95%	85-95%	<85%			x
Default - CAPA RFT Index	☐	☑	>90%	80-90%	<80%			x
Default - CMO OTIF	☑	☑	>95%	85-95%	<85%	x
Default - CMO Yearly Evaluation	☐	☑	>90%	70-90%	<70%			x
Default - Complaint Closure	☐	☑	>90%	80-90%	<80%		x
Default - Complaints Index	☐	☑	<3	3-5	>5		x
Default - Continuous Improvement	☐	☑	1	>0 - <1	0			x
Default - Customer Complaints Index	☐	☑	<0,5	0,5-2	>2			x
Default - Deviation Closure	☐	☑	>90%	80-90%	<80%		x
Default - Euro Spend	☐	☑	1	>0 - <1	0			x
Default - Flexibility	☐	☑	>95%	80-95%	<80%		x
Default - Overall Yield (%) - BULK	☐	☑	>96%	94-96%	<94%			x
Default - Overall Yield (%) - PACKAGING	☐	☑	>99%	97-99%	<97%			x
Default - Procurement Yearly Evaluation	☐	☑	>4	3-4	<3			x
Default - Product Availability	☐	☑	>99%	98-99%	<98%		x
Default - Purchase Order Changes	☐	☑	<10	10-30	>30			x
Default - QA17-Batch Rejection rate	☑	☑	<0,01	2-0,01	>2	x
Default - QA17-CMO CAPA (associated to Merck products) closure on time	☑	☑	>90%	80-90%	<80%	x
Default - QA17-Deviation investigation closure at CMO (30 days)	☑	☑	>90%	80-90%	<80%	x
Default - QA17-Market Complaint investigation closure (20 days)	☑	☑	>90%	80-90%	<80%	x
Default - QA17-Merck Audit CAPA Closure on time	☑	☑	>90%	80-90%	<80%	x
Default - QA17-Right First Time batch disposition	☑	☑	>95%	85-95%	<85%	x
Default - TOTAL OTIF	☑	☑	>93%	83-93%	<83%	x
Default - Urgent Deliveries	☐	☑	<10	10-30	>30		x